                                                     Exhibit 10.7



                            FIRST MARYLAND BANCORP
                          DEFERRED COMPENSATION PLAN

                                AMENDMENT NO. 1



     This Amendment No. 1 to the First Maryland Bancorp Deferred Compensation Plan (the "Plan"), made effective October 1, 1992.

                                  Witnesseth:
                                  ----------


     First Maryland Bancorp ("Bancorp") maintains the Plan for the benefit of its directors and key officers. Bancorp wishes to amend the Plan in order to allow directors to direct that their Retirement Accounts under the Plan be constructively invested in shares of common stock of Bancorp's parent, Allied Irish Bank ("AIB"). As required by Section 8.1 of the Plan, this amendment has been approved by the Management and Compensation Committee of Bancorp's Board of Directors.

     Accordingly, the Plan is amended as follows:


     1.   Section 1.15 is amended in its entirety to read as follows:

          1.15  Index Funds.  The following investments which are to be used as
                -----------
     earnings indices for the purposes of this Plan:

          (a). Solely for Participants who are Directors, shares of common stock of Allied Irish Bank

          (b). For all Participants, including those who are Directors, the following funds, known as "Portfolios," which are maintained as separate funds by the Prudential Series Fund, Inc., an open-end management investment company:

                (i) Fixed Income Portfolios:
                   (a) Money Market Portfolio
                   (b) Bond Portfolio
                   (c) High Yield Portfolio
                   (d) Government Securities Portfolio

                (ii) Equity Portfolios:
                   (a) Common Stock Portfolio
                   (b) Stock Index Portfolio
                   (c) High Dividend Stock Portfolio
                   (d) Natural Resources Portfolio

                (iii) Managed Portfolios:
                   (a) Conservatively Managed Flexible Portfolio
                   (b) Aggressively Managed Flexible Portfolio
                   (c) Zero Coupon Bond Portfolio 1995
                   (d) Zero Coupon Bond Portfolio 2000
                   (e) Zero Coupon Bond Portfolio 2005

     No provision of this Plan shall be construed as giving any Participant an interest in any of these Index Funds nor shall any provision require that the Company make any investment in any such funds.


     IN WITNESS WHEREOF, Bancorp and The First National Bank of Maryland have duly executed this Amendment.

WITNESS:                           FIRST MARYLAND BANCORP



  /s/ Andrew D. Hiduke             By  /s/ Mathias Devito
-------------------------------      ---------------------------------



                                   THE FIRST NATIONAL BANK OF MARYLAND



  /s/ Linda Green                  By  /s/ Jeremiah E. Casey
--------------------------           -------------------------------------

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

                            FIRST MARYLAND BANCORP
                          DEFERRED COMPENSATION PLAN

                                AMENDMENT NO. 2


     This Amendment No. 2 to the First Maryland Bancorp Deferred Compensation Plan (the "Plan"), made effective January 20, 1993,


                                  WITNESSETH:


     First Maryland Bancorp ("Bancorp") maintains the Plan for the benefit of its directors and key officers. Bancorp wishes to amend the Plan in order to increase the frequency with which participants can submit expressions of investment preference with respect to their Plan accounts.

     Accordingly, the Plan is amended as follows:

     1.   Section 3.4(a) is amended in its entirety to read as follows:

          (a) Any initial or subsequent expression of investment preference shall be in writing, on a form supplied by and filed with the Company, and shall be effective as of the beginning of the next month after such filing. Up to four changes in investment preference may be filed each calendar year. Notwithstanding the foregoing, the investment preference for a future contribution may be designated at the time of the contribution and shall be effective on the first of the month following the date of contribution.


     IN WITNESS WHEREOF, Bancorp and The First National Bank of Maryland have duly executed this Amendment.



WITNESS:                                 FIRST MARYLAND BANCORP

 /s/ Linda Green                         By: /s/ Jeremiah E. Casey
-----------------------------                -----------------------------------



                                         THE FIRST NATIONAL BANK
                                         OF MARYLAND

 /s/ Linda Green                         By: /s/ Jeremiah E. Casey
-----------------------------                -----------------------------------

                            FIRST MARYLAND BANCORP

                            Secretary's Certificate



   The undersigned, Secretary of First Maryland Bancorp, certifies that the attached is a true and accurate copy of resolutions duly adopted by the Management and Compensation Committee of the Board of Directors of First Maryland Bancorp at its meeting on September 20, 1993, and that a copy of these resolutions has been placed in the Minute Book of said Committee of the Board of Directors of the Corporation.



                                /s/ Gary Sutton
                                ---------------

                            FIRST MARYLAND BANCORP

           RESOLUTIONS OF THE MANAGEMENT AND COMPENSATION COMMITTEE
                      AMENDING THE FIRST MARYLAND BANCORP
                          DEFERRED COMPENSATION PLAN


     WHEREAS, on recommendation of management, the Committee, pursuant to its authority under Section 8.1 of the Plan, has determined to amend the First Maryland Bancorp Deferred Compensation Plan to provide more flexibility to participants in electing the timing of benefits.

     NOW THEREFORE, BE IT

     RESOLVED, THAT Section 4.2(a) of the Plan is amended and restated to read as follows:

     (a)  Commencement of Payments.
          ------------------------

          (1)  Employees.  The Retirement Benefit of a Participant who is an
               ---------
     Employee will begin at the earlier of the first day of the month following Retirement or the first day of the month following attainment of age 65. However, a Participant may elect that the Retirement Benefit begin (i) at age 65 whether or not retirement has occurred on or before that date or
     (ii) after age 65 but not later than age 70 whether or not retirement has occurred on or before that date. Alternatives (i) and (ii) may be elected when the Participant completes the Deferral Agreement. Once a Participant completes the Deferral Agreement, the Participant will be allowed to make one further election of one of these alternatives, provided that if an alternative is elected after the Participant completes his Deferral Agreement, the election of that alternative will become effective only if
     (i) Retirement Benefits do not become payable under that alternative within one (1) year after it is elected and (ii) the alternative is elected more than one (1) year before Retirement Benefits would have become payable under the Participant's Deferral Agreement as in effect immediately before the alternative is elected. If an election of an alternative does not become effective, Retirement Benefits will be paid on the basis of the Deferral Agreement and elections in effect immediately before that alternative was elected.

          2)   Directors.  The Retirement Benefit of a Participant who is a
               ---------
     Director will begin at the earlier of the first day of the month following Retirement or the first day of the month following age 70. However, a Director may elect that the Retirement Benefit begin (i) on a specified date (not later than age 70), whether or not Retirement has occurred before that date, (ii) on the later of a specified date (not later than age 70) or Retirement, or (iii) on the earlier of a specified date (not later than age 70) or Retirement. Alternatives (i),
     (ii) and (iii) may be elected when the Director completes the Deferral Agreement. Once a Director completes the Deferral Agreement, the Director will be allowed to make one further election of one of these alternatives, provided that if an alternative is elected after the Director completes his Deferral Agreement, the election of that alternative will become effective only if (i) Retirement Benefits do not become payable under that alternative within one (1) year after it is elected and (ii) the alternative is elected more than one (1) year before Retirement Benefits would have become payable under the Director's Deferral Agreement as in effect immediately before the alternative is elected. If an election of an alternative does not become effective, Retirement Benefits will be paid on the basis of the Deferral Agreement and elections in effect immediately before that alternative was elected.

     RESOLVED, THAT Section 4.2(a) of Appendix A of the Plan (Appendix A sets forth the terms of the Plan as originally adopted in 1986) is amended in its entirety to read as follows:

     (a)  Commencement of Payments.
          ------------------------

          (1)  Employees.  The Retirement Benefit of a Participant who is an
               ---------
     Employee will begin at the earlier of his Retirement or age 65. However, such a Participant may elect that his Retirement Benefit begin at age 65, even if Retirement occurs earlier, if he makes that election when he completes his Deferral Agreement. A Participant who makes such an election and whose Retirement occurs before age 65 may, at his Retirement, request the Committee to allow his Retirement Benefit to begin. The Committee shall have complete discretion in responding to such a request, will be under no obligation to respond favorably, and will not be bound by its past practice.

          (2)  Directors.  The Retirement Benefit of a Participant who is a
               ---------
     Director will begin at the earlier of his Retirement or age 70. However, a Director may elect that his Retirement Benefit begin (i) on a specified date (not later than age 70), whether or not his Retirement has occurred before that date, (ii) on the later of a specified date (not later than age
     70) or his Retirement, or (iii) on the earlier of a specified date (not later than age 70) or his Retirement. Alternatives (i), (ii) and (iii) may be elected when the Director completes his Deferral Agreement. Once a Director completes his Deferral Agreement, he will be allowed to make one further election of one of these alternatives, provided that if an alternative is elected after the Director completes his Deferral Agreement, the election of that alternative will become effective only if (i) Retirement Benefits do not become payable under that alternative within one
     (1) year after it is elected and (ii) the alternative is elected more than one year before Retirement Benefits would have become payable under the Director's Deferral Agreement as in effect immediately before the alternative is elected. If an election of an alternative does not become effective, Retirement Benefits will be paid on the basis of the Deferral Agreement and elections in effect immediately before that alternative was elected.

     RESOLVED, THAT the amendments to the Plan herein adopted shall be effective September 20, 1993.

     RESOLVED, THAT the proper officers of the Corporation are authorized and directed to take all actions which they consider necessary or desirable for purposes of implementing the amendment adopted by these resolutions.

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